Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER & FIRST HALF 2021 RESULTS AND

ENTERS INTO NEW CREDIT AGREEMENT

Newport Beach, CA – August 9, 2021 – American Vanguard Corporation (NYSE: AVD) today announced financial results for the second quarter and six months ended June 30, 2021.

Fiscal 2021 Second Quarter Financial Highlights – versus Fiscal 2020 Second Quarter:

•	Net sales were up 29% to $135 million in 2021, compared to $105 million in 2020

•	Net income was up 32% to $5.1 million in 2021, compared to $3.9 million in 2020

•	Earnings per diluted share were up 31% to $0.17 in 2021, compared to $0.13 in 2020

•	EBITDA[1] was up 17% to $14.7 million in 2021, compared to $12.6 million in 2020

•	On August 5th, 2021, the Company executed a new $275 million Credit Facility agreement

Fiscal 2021 Mid-Year Financial Highlights – versus Fiscal 2020 Mid-year:

•	Net sales were up 25% to $251 million in 2021, compared to $201 million in 2020

•	Net income was up 86% to $8.2 million in 2021, compared to $4.4 million in 2020

•	Earnings per diluted share were up 80% to $0.27 in 2021, compared to $0.15 in 2020

•	EBITDA was up 32% to $26.7 million in 2021, compared to $20.2 million in 2020

Eric Wintemute, Chairman and CEO of American Vanguard stated: “At the midpoint of 2021, we continue to see stronger market demand which has translated into improved growth and financial performance both domestically and abroad. Compared to our 2020 results, US Crop posted a 40% gain in net sales during the second quarter and 24% for the first half; US Non-Crop rose 54% in the quarter and 56% year-to-date; and International gained 10% quarterly and 17% through mid-year. Gross profit margins during the second quarter remained solid, at 44% for the US and a much improved 31% for our international business. The 29% improvement in overall net sales performance during the quarter was surpassed by a 32% increase in net income during that period.”

Mr. Wintemute continued: “In addition to recording improved financial performance during the second quarter, we accomplished three important milestones. Organizationally, we successfully integrated our non-crop business into a single management entity branded AMGUARD. Further, we completed the integration of our newly acquired entity, AgNova, into our Australian business, which has tripled our sales in that country. In addition, we negotiated a new credit facility with our bank consortium (to replace our existing facility) that provides expanded funding (up to $275 million plus a $150 million accordion) and flexibility for continued growth through acquisition, expansion of our green solutions portfolio, and investment in precision application technology”.

[1]

Earnings before interest, taxes, depreciation, and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.

Mr. Wintemute concluded: “Looking forward, we believe that our Company is well positioned in both domestic and international markets. Assuming favorable market and pandemic trends, we maintain our previous outlook for 2021 with low double-digit revenue growth and comparatively stronger growth in both net income and EBITDA. These factors, coupled with well-managed operating expenses, should further strengthen our balance sheet. We look forward to giving you a more detailed presentation during our upcoming earnings call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results and strategic themes…at 4:30 pm ET on August 9, 2021. Interested parties may participate in the call by dialing (XXX) YYY-ZZZZ. Please call in 10 minutes before the call is scheduled to begin and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy, the coronavirus pandemic, and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	the Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$19,559	$15,923
Receivables:
Trade, net of allowance for doubtful accounts of $4,138 and $3,297, respectively	152,031	130,029
Other	10,766	8,444

Total receivables, net	162,797	138,473
Inventories, net	175,151	163,784
Prepaid expenses	13,896	10,499
Income taxes receivable	1,679	3,046

Total current assets	373,082	331,725
Property, plant and equipment, net	66,533	65,382
Operating lease right-of-use assets	21,601	12,198
Intangible assets, net of amortization	195,655	197,514
Goodwill	48,154	52,108
Other assets	27,678	18,602
Deferred income tax assets, net	2,739	2,764

Total assets	$735,442	$680,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$1,629	$2,647
Accounts payable	65,073	59,253
Deferred revenue	13,205	43,611
Accrued program costs	64,534	45,441
Accrued expenses and other payables	17,441	16,184
Operating lease liabilities, current	3,993	4,188

Total current liabilities	165,875	171,324
Long-term debt, net of deferred loan fees	149,378	107,442
Operating lease liabilities, long-term	17,655	8,177
Other liabilities, excluding current installments	8,209	9,054
Deferred income tax liabilities	24,954	23,560

Total liabilities	366,071	319,557

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 34,261,651 shares at June 30, 2021 and 33,922,433 shares at December 31, 2020	3,428	3,394
Additional paid-in capital	97,813	96,642
Accumulated other comprehensive loss	(8,911)	(9,322)
Retained earnings	295,201	288,182

	387,531	378,896
Less treasury stock at cost, 3,061,040 shares at June 30, 2021 and December 31, 2020	(18,160)	(18,160)

Total stockholders’ equity	369,371	360,736

Total liabilities and stockholders’ equity	$735,442	$680,293

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$134,610	$104,555	$250,765	$200,517
Cost of sales	(82,471)	(64,249)	(153,495)	(121,830)

Gross profit	52,139	40,306	97,270	78,687
Operating expenses	(43,080)	(33,579)	(84,524)	(70,124)
Adjustment to bargain purchase gain on business acquisition	(88)	—	(121)	—

Operating income	8,971	6,727	12,625	8,563
Change in fair value of an equity investment	(295)	24	771	24
Other income	—	—	672	—
Interest expense, net	(1,013)	(1,274)	(1,959)	(2,782)

Income before provision for income taxes and loss on equity method investment	7,663	5,477	12,109	5,805
Income tax expense	(2,445)	(1,565)	(3,807)	(1,360)

Income before loss on equity method investment	5,218	3,912	8,302	4,445
Loss from equity method investment	(74)	(25)	(87)	(38)

Net income	$5,144	$3,887	$8,215	$4,407

Earnings per common share—basic	$.17	$.13	$.28	$.15

Earnings per common share—assuming dilution	$.17	$.13	$.27	$.15

Weighted average shares outstanding—basic	29,930	29,413	29,834	29,350

Weighted average shares outstanding—assuming dilution	30,499	29,854	30,511	29,904

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

(Unaudited)

	For the three months ended June 30,
	2021	2020	Change	% Change
Net sales:
U.S. crop	$62,575	$44,670	$17,905	40%
U.S. non-crop	21,488	13,872	7,616	55%

U.S. total	84,063	58,542	25,521	44%
International	50,547	46,013	4,534	10%

Net sales:	$134,610	$104,555	$30,055	29%

Gross profit:
U.S. crop	$26,805	$21,758	$5,047	23%
U.S. non-crop	9,782	7,029	2,753	39%

U.S. total	36,587	28,787	7,800	27%
International	15,552	11,519	4,033	35%

Total gross profit:	$52,139	$40,306	$11,833	29%

	For the six months ended June 30,
	2021	2020	Change	% Change
Net sales:
U.S. crop	$117,330	$95,032	$22,298	23%
U.S. non-crop	38,941	24,865	14,076	57%

U.S. total	156,271	119,897	36,374	30%
International	94,494	80,620	13,874	17%

Net sales:	$250,765	$200,517	$50,248	25%

Gross profit:
U.S. crop	$48,076	$46,003	$2,073	5%
U.S. non-crop	19,165	11,748	7,417	63%

U.S. total	67,241	57,751	9,490	16%
International	30,029	20,936	9,093	43%

Total gross profit:	$97,270	$78,687	$18,583	24%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands), (Unaudited)

	For the Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$8,215	$4,407
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	10,697	9,665
Amortization of other long-term assets	2,044	1,965
Accretion of discounted liabilities	(9)	7
Amortization of deferred loan fees	162	139
Provision for bad debts	945	392
Loan principal and interest forgiveness	(672)	—
Adjustment to contingent consideration	1,014	—
Stock-based compensation	3,598	2,545
Change in deferred income taxes	(353)	(1,562)
Change in fair value of an equity investment	(771)	—
Net foreign currency adjustments	(147)	594
Loss from equity method investment	87	38
Adjustment to bargain purchase gain on business acquisition	121	—
Changes in assets and liabilities associated with operations:
(Increase) decrease in net receivables	(25,317)	16,421
Increase in inventories	(11,464)	(21,706)
Increase in prepaid expenses and other assets	(3,696)	(2,297)
Decrease in income tax receivable	1,374	899
(Decrease) increase in net operating lease liability	(120)	7
Increase (decrease) in accounts payable	6,190	(12,351)
Decrease in deferred revenue	(30,407)	(2,431)
Increase in accrued program costs	19,098	12,577
Increase (decrease) in other payables and accrued expenses	507	(2,394)

Net cash (used in) provided by operating activities	(18,904)	6,915

Cash flows from investing activities:
Capital expenditures	(5,075)	(6,386)
Acquisition of product lines	(10,000)	—
Intangible assets	(241)	(3,889)
Investments	(184)	(1,190)

Net cash used in investing activities	(15,500)	(11,465)

Cash flows from financing activities:
Net borrowings under line of credit agreement	41,774	10,502
Payment of contingent consideration	(250)	(1,227)
Net payments from the issuance of common stock (sale of stock under ESPP, exercise of stock options, and shares purchased for tax withholding)	(2,393)	(2,123)
Payment of cash dividends	(1,189)	(1,168)

Net cash provided by financing activities	37,942	5,984

Net increase in cash and cash equivalents	3,538	1,434
Effect of exchange rate changes on cash and cash equivalents	98	585
Cash and cash equivalents at beginning of period	15,923	6,581

Cash and cash equivalents at end of period	$19,559	$8,600

Supplemental cash flow information:
Cash paid during the period for:
Interest	$1,873	$2,902
Income taxes, net	$2,757	$1,901
Non-cash transactions:
ROU assets exchanged for lease liabilities	$12,067	$1,502

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA

For the three and six months June 30, 2021 and 2020

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income, as reported	$5,144	$3,887	$8,215	$4,407
Provision for income taxes	2,445	1,565	3,807	1,360
Interest expense, net	1,013	1,274	1,959	2,782
Depreciation and amortization	6,138	5,901	12,741	11,630

EBITDA[2]	$14,740	$12,627	$26,722	$20,179

[2]

Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.